Exhibit 99.1

HireQuest Announces Executive Transition

Steve Crane to Retire as CFO May 31

David Hartley to Succeed Crane as CFO

GOOSE CREEK, South Carolina – April 8, 2025 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today announced that Steve Crane will retire from his role as Chief Financial Officer (CFO) effective May 31, 2025. David Hartley, currently the Company’s Vice President of Operational Finance and Corporate Development, will succeed Crane as CFO. In the coming weeks, Crane will support the transition to his successor and contribute to certain strategic initiatives and special projects.

Rick Hermanns, HireQuest President and CEO, said, “We are grateful to Steve for his contributions to the Company. His deep experience and leadership brought meaningful development to the accounting and finance department and we wish him well in his future endeavors.

“David’s business and financial acumen is extremely impressive,” continued Hermanns. “His leadership within the Finance department, thorough understanding of our strategic initiatives, and role as main architect of the more than fifteen acquisitions we have completed over the past several years give him the experience and knowledge needed to create value for our shareholders and continue our growth trajectory. We are proud to welcome him as CFO.

“Continuity is important, and this planned transition follows multiple years of preparation. We believe our leadership team is the right group to lead us into the future. Steve’s efforts in the next several weeks, along with the support of Cory Smith, our Chief Accounting Officer who has been with us since 2016, will ensure a smooth transition.”

David Hartley joined HireQuest in 2020 to head the Company’s acquisition team and execute its growth strategy. He was subsequently appointed to oversee the Operational Finance department within the greater Finance team. His deep understanding of HireQuest’s business, strong track record of operational and financial leadership, and background in investment banking make him well-suited to serve as CFO.

David Hartley said, “I am excited for my new CFO role and the opportunity to execute our growth strategy and other strategic initiatives as we continue to focus on shareholder value.”

Steve Crane added, “It has been my pleasure to have been HireQuest’s CFO alongside an excellent team. I am proud to leave the Company in a strong financial position and believe the time is right for me to retire. I have worked closely with David in the past few years and believe firmly in his abilities. I look forward to assisting in this transition.”

About HireQuest

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions—HireQuest Direct, HireQuest Health, MRINetwork, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest’s divisions operate as one team for our customers -delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com